Exhibit 5.2

[Letterhead of Brenner, Saltzman & Wallman LLP]

June 13, 2005

Photronics, Inc.

15 Secor Road

Brookfield, CT 06804

Ladies and Gentlemen:

We have acted as special Connecticut counsel to Photronics, Inc., a Connecticut corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus, as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

•	shares of common stock, par value $0.01 per share, of the Company offered by the Company (the “Common Stock”);

•	debt securities in one or more series of the Company that may be convertible into Common Stock (the “Debt Securities”); and

•	up to $10,000,000 of common stock, par value $0.01 per share, of the Company offered for resale by Constantine S. Macricostas (the “Resale Stock”).

The Common Stock, the Debt Securities and the Resale Stock are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Common Stock, the Resale Stock and the Debt Securities is up to $275,000,000.

In such capacity, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, the Prospectus and such other agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In examining such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. As to matters of fact material to this opinion that have not been independently established, we have, to the extent we deemed appropriate, relied upon certificates or comparable documents of officers and representatives of the Company.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, (i) a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s then-operative Certificate of Incorporation (the “Certificate of Incorporation”) and that the consideration for the issuance and sale of the Common Stock is in an amount that is not less than the par value of the Common Stock; (ii) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (iii) the Company’s Board of Directors (or a duly authorized committee thereof) shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock, as contemplated by the Registration Statement and any Prospectus Supplement(s) relating thereto; (iv) the issuance and sale of the Common Stock do not violate any then applicable Connecticut law, are in conformity with the Company’s then operative Certificate of Incorporation and Bylaws (the “Bylaws”) and comply with any then applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the certificates for the Common Stock have been countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor.

With respect to any Common Stock being issued upon conversion of any convertible Debt Securities, we have additionally assumed that (i) the Company’s Board of Directors (or a duly authorized committee thereof) shall have duly adopted final resolutions authorizing the Debt Securities and the conversion thereof into Common Stock as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement(s) relating thereto; (ii) the applicable convertible Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance; and (iii) payment for the convertible Debt Securities has been made and such Debt Securities have been tendered to the Company in connection with the conversion into Common Stock.

Our opinion herein is expressed solely with respect to the laws of the State of Connecticut. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	The Common Stock will be duly authorized, validly issued, fully paid and nonassessable, when issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms.

2.	The Resale Stock is validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ BRENNER, SALTZMAN & WALLMAN LLP